Exhibit 99.1

2121 Sage Road, Suite 200 Houston, Texas 77056 Phone 713.625.7800 Fax 713.625.7890

NEWS RELEASE

FOR IMMEDIATE RELEASE October 1, 2009

EXOBOX ANNOUNCES IT IS CURTAILING OPERATIONS AND IS PURSUING ASSETS SALES OR TECHNOLOGY LICENSING ARRANGEMENTS

HOUSTON, TEXAS (OCTOBER 1, 2009) – Today Exobox announced that due to a lack of funding, it has implemented a plan to curtail operations including the lay-off of substantially all of its operational and administrative staff. As disclosed in its annual report for the fiscal year ended July 31, 2008, as well as in each Form 10-Q filed with the SEC subsequent thereto, and as indicted in the going concern opinion issued by the company’s auditor’s in its annual report for the fiscal year ended July 31, 2008, the company has been operating with very limited operating capital, has no external credit or equity facility, has relied on best efforts financings to meet working capital needs, and stated that the failure to obtain sufficient capital would result in the company curtailing operations and/or selling assets.

The board of directors is evaluating options for realizing value for its shareholders and creditors which, as reported in its Form 8-K filed on September 30, 2009, may include the sale of core and non-core assets, technology licensing arrangements, joint ventures arrangements and/or a cessation of operations.

Safe Harbor Statement: The statements in this release that relate to future plans, expectations, events, performance and the like are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Actual results or events could differ materially from those described in the forward-looking statements due to a variety of factors, including the lack of funding and others set forth in the Company's report on Form 10-K for fiscal year 2008 filed with the Securities and Exchange Commission.

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